Exhibit 99.1

> News Release
Newell Rubbermaid Reports Third Quarter 2008 Results
Normalized EPS Above Expectations, Strong Third Quarter Cash Flow,
Full Year Outlook Updated
ATLANTA, October 30, 2008 - Newell Rubbermaid (NYSE: NWL) today announced its third quarter 2008 financial results.
Net sales grew 4.3 percent to $1.76 billion in the third quarter, compared to $1.69 billion in the prior year. The acquisitions of Technical Concepts and Aprica contributed 3.9 percent. Internal sales growth, which excludes the effect of significant acquisitions, was 0.4 percent. Double-digit internal sales growth in the Home & Family segment and high single-digit growth in the Rubbermaid Food business were offset by softness in North American Tools & Hardware, Office Products and Décor. Foreign currency contributed 1.3 percent.
“I am pleased that we were able to deliver earnings and cash flow ahead of guidance in the face of significant economic headwinds,” said Mark Ketchum, president and chief executive officer of Newell Rubbermaid. “As we manage through this very challenging environment, we are focused on maintaining our solid cash and liquidity position, strengthening our business portfolio and achieving best cost in our operations. We remain committed to our long term strategy of investing in consumer driven innovation and strategic brand building, so we will be well positioned for profitable growth when the economy recovers.”
Gross margin for the third quarter was 32.6 percent, down 300 basis points from last year, as favorable pricing and savings from Project Acceleration were more than offset by significant increases in cost inflation, particularly resin and sourced finished goods, lower manufacturing volume and unfavorable mix.
Excluding Project Acceleration restructuring costs of $13.5 million in 2008 and $22.7 million in 2007, operating income was $180.4 million, compared to $236.5 million in the prior year, reflecting the impact of higher cost inflation and the company’s continued investment in strategic brand building activities and corporate initiatives. “One-time events” in the third quarter 2008 include the net of tax impact of the company’s purchase of a call option with respect to its $250 million of 6.35% Reset notes due 2028 for approximately $52 million, or approximately $0.13 per diluted share, as well as a tax benefit of $3.5 million, or $0.01 per diluted share. “One-time events” in the third quarter 2007 consisted of a tax benefit of $39.4 million, or $0.14 per diluted share.
Normalized earnings, which exclude Project Acceleration restructuring costs and one-time events, were $0.36 per diluted share, above the high end of the company’s guidance and down 31 percent to last year’s normalized earnings per share of $0.52. (A reconciliation of the results “as reported” to results “normalized” is included below.)
Income from continuing operations, as reported, was $55.0 million, or $0.20 per diluted share, compared to $169.9 million, or $0.61 per diluted share, in the prior year. Operating cash flow was $364.3 million, compared to $283.4 million for the prior year. Capital expenditures were $43.9 million in the third quarter, compared to $41.0 million for the prior year.
3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release
A reconciliation of the third quarter 2008 and last year’s results is as follows:

	Q3 2008	Q3 2007
Diluted earnings per share from continuing operations (as reported):	$0.20	$0.61

Project Acceleration restructuring costs	$0.03	$0.05

Diluted earnings per share from continuing operations (excluding charges):	$0.23	$0.66

One-time events	$0.12	($0.14)

“Normalized” EPS:	$0.36	$0.52
Nine Months Results
Net sales for the nine months ended September 30, 2008 grew 5.3 percent to $5.02 billion, compared to $4.76 billion in the prior year. The acquisitions of Technical Concepts and Aprica together contributed 3.0 percent of sales growth. Internal sales growth, which excludes the effect of significant acquisitions, was 2.3 percent. High single-digit internal sales growth in the Home & Family segment and low single-digit growth in the Cleaning, Organization & Décor and Office Products segments were partially offset by a low single-digit decline in the Tools & Hardware segment. Foreign currency contributed 2.4 percent.
Gross margin was 33.6 percent, a 170 basis point decline versus prior year results, primarily as a result of dramatically higher cost inflation, partially offset by positive pricing and savings from Project Acceleration.
Normalized earnings, which exclude Project Acceleration restructuring costs and one-time events, were $1.11 per diluted share, as compared with the prior year’s result of $1.35 per diluted share. “One time events” for the first nine months 2008 are the same as those described above for the third quarter 2008. “One time events” for the first nine months 2007 include those described above for the third quarter 2007, as well as a $1.9 million tax benefit in the first quarter 2007. (A reconciliation of the results “as reported” to results “normalized” is included below.)
Income from continuing operations, as reported, was $204.9 million, or $0.74 per diluted share, compared to $378.2 million, or $1.36 per diluted share, in the prior year.
Net cash from operating activities was $243.0 million, compared to $456.2 million in the prior year. Capital expenditures were $122.1 million, compared to $110.0 million in the prior year.
3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release
A reconciliation of the first nine months 2008 and last year’s results is as follows:

	YTD Q3 2008	YTD Q3 2007
Diluted earnings per share from continuing operations (as reported)	$0.74	$1.36

Project Acceleration restructuring costs	$0.25	$0.14

Diluted earnings per share from continuing operations (excluding charges)	$0.99	$1.50

One-time events	$0.12	$(0.15)

“Normalized” EPS:	$1.11	$1.35
2008 Full Year Guidance
The company is adjusting its guidance for net sales growth to a range of 3 1/2 to 4 percent for the full year, including the impact of the Technical Concepts and Aprica acquisitions. Internal sales growth, which excludes the effect of significant acquisitions, is now projected to be essentially flat to last year, as continued growth in the Rubbermaid Commercial and Rubbermaid Food businesses and Home & Family segment is expected to be largely offset by less favorable foreign currency benefit and core sales declines in North American Tools & Hardware, Office Products and Décor.
The company now expects gross margin contraction of 120 to 160 basis points to last year as lower expected input cost inflation, particularly in resin, will be offset by unfavorable mix and lower manufacturing volume related to the lower core sales and reduction of inventories.
As a result of these adjustments to the outlook, the company now expects normalized earnings of $1.40 to $1.45 per diluted share.
The company is narrowing its guidance for operating cash flow to a range of $375 million to $400 million for the full year, including approximately $80 million in restructuring cash payments. The company expects capital expenditures of $160 to $170 million.
2008 Fourth Quarter Guidance
For the fourth quarter, the company anticipates net sales to be flat to negative 2 percent. Internal sales are now expected to decline 4 to 6 percent as growth in the Rubbermaid Commercial and Rubbermaid Food businesses and the Home & Family segment is more than offset by an unfavorable foreign currency impact of 4 percent and core sales declines in other businesses, especially the housing-related businesses.
The company expects to generate normalized earnings of $0.29 to $0.34 per diluted share, compared with $0.47 last year. The expected decline is primarily a result of core sales softness, unfavorable foreign currency, higher cost inflation in raw materials and sourced products, and unfavorable mix.
3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release
A reconciliation of the fourth quarter and full year 2008 earnings outlook is as follows:

	Q4 2008	FY 2008
Diluted earnings per share from continuing operations (as reported):	$0.08 to $0.13	$0.82 to $0.91

Project Acceleration restructuring costs	$0.15 to $0.28	$0.40 to $0.53

Diluted earnings per share from continuing operations (excluding charges):	$0.29 to $0.34	$1.28 to $1.33

One-time events	—	$0.12

“Normalized” EPS:	$0.29 to $0.34	$1.40 to $1.45
Conference Call
The company’s third quarter 2008 earnings conference call is scheduled for today, October 30, 2008, at 10:00 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in light of the global economic slowdown; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us, particularly given the recent turmoil and
3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

> News Release
uncertainty in the global credit markets; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the risks inherent in our foreign operations and those factors listed in the company’s most recent quarterly report on Form 10-Q, and Exhibit 99.1, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About Newell Rubbermaid
Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with sales of over $6 billion and a strong portfolio of brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, BernzOmatic® and Amerock®. The company is headquartered in Atlanta, Ga., and has approximately 22,500 employees worldwide.
This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:
Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Corporate Communications
+1 (770) 418-7723	+1 (770) 418-7519

NWL-EA
3 Glenlake Parkway | Atlanta, GA 30328 | Phone +1 (770) 418-7000 | www.newellrubbermaid.com | NYSE: NWL

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended September 30,
	2008			2007			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,760.3	$—	$1,760.3	$1,687.3	$—	$1,687.3	4.3%
Cost of products sold	1,185.6	—	1,185.6	1,086.3	—	1,086.3

GROSS MARGIN	574.7	—	574.7	601.0	—	601.0	(4.4)%
% of sales	32.6%		32.6%	35.6%		35.6%

Selling, general & administrative expenses	394.3	—	394.3	364.5	—	364.5	8.2%
% of sales	22.4%		22.4%	21.6%		21.6%

Restructuring costs	13.5	(13.5)	—	22.7	(22.7)	—

OPERATING INCOME	166.9	13.5	180.4	213.8	22.7	236.5	(23.7)%
% of sales	9.5%		10.2%	12.7%		14.0%

Nonoperating expenses:
Interest expense, net	38.8	—	38.8	28.0	—	28.0
Other expense, net	55.4	—	55.4	2.1	—	2.1

	94.2	—	94.2	30.1	—	30.1	213.0%

INCOME BEFORE INCOME TAXES	72.7	13.5	86.2	183.7	22.7	206.4	(58.2)%
% of sales	4.1%		4.9%	10.9%		12.2%

Income taxes	17.7	3.4	21.1	13.8	7.6	21.4	(1.4)%
Effective rate	24.3%		24.5%	7.5%		10.4%

INCOME FROM CONTINUING OPERATIONS	55.0	10.1	65.1	169.9	15.1	185.0	(64.8)%
% of sales	3.1%		3.7%	10.1%		11.0%

Discontinued operations, net of tax:
Net (loss) gain	—	—	—	0.3	(0.3)	—

NET INCOME	$55.0	$10.1	$65.1	$170.2	$14.8	$185.0	(64.8)%

% of sales	3.1%		3.7%	10.1%		11.0%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.20	$0.03	$0.23	$0.62	$0.05	$0.67
Diluted	$0.20	$0.03	$0.23	$0.61	$0.05	$0.66

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$—	$—	$—	$0.00	$(0.00)	$—
Diluted	$—	$—	$—	$0.00	$(0.00)	$—

EARNINGS PER SHARE:
Basic	$0.20	$0.03	$0.23	$0.62	$0.05	$0.67
Diluted	$0.20	$0.03	$0.23	$0.61	$0.05	$0.66

AVERAGE SHARES OUTSTANDING:
Basic	277.1		277.1	276.0		276.0
Diluted	278.4		278.4	286.1		286.1

(1)	Charges excluded from “as reported” results for 2008 consist of $13.5 million of restructuring costs, including asset impairment charges, and the associated tax effects.

(2)	Charges excluded from “as reported” results for 2007 consist of $22.7 million of restructuring costs, including asset impairment charges, and the associated tax effects and a $.3 million net gain related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Nine Months Ended September 30,
	2008			2007			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$5,019.1	$—	$5,019.1	$4,764.8	$—	$4,764.8	5.3%
Cost of products sold	3,330.7	—	3,330.7	3,083.5	—	3,083.5

GROSS MARGIN	1,688.4	—	1,688.4	1,681.3	—	1,681.3	0.4%
% of sales	33.6%		33.6%	35.3%		35.3%

Selling, general & administrative expenses	1,148.2	—	1,148.2	1,060.2	—	1,060.2	8.3%
% of sales	22.9%		22.9%	22.3%		22.3%

Restructuring costs	101.3	(101.3)	—	53.7	(53.7)	—

OPERATING INCOME	438.9	101.3	540.2	567.4	53.7	621.1	(13.0)%
% of sales	8.7%		10.8%	11.9%		13.0%

Nonoperating expenses:
Interest expense, net	103.3	—	103.3	82.9	—	82.9
Other expense, net	56.4	—	56.4	4.4	—	4.4

	159.7	—	159.7	87.3	—	87.3	82.9%

INCOME BEFORE INCOME TAXES	279.2	101.3	380.5	480.1	53.7	533.8	(28.7)%
% of sales	5.6%		7.6%	10.1%		11.2%

Income taxes	74.3	30.7	105.0	101.9	14.3	116.2	(9.6)%
Effective rate	26.6%		27.6%	21.2%		21.8%

INCOME FROM CONTINUING OPERATIONS	204.9	70.6	275.5	378.2	39.4	417.6	(34.0)%
% of sales	4.1%		5.5%	7.9%		8.8%

Discontinued operations, net of tax:
Net loss	(0.5)	0.5	—	(16.5)	16.5	—

NET INCOME	$204.4	$71.1	$275.5	$361.7	$55.9	$417.6	(34.0)%

% of sales	4.1%		5.5%	7.6%		8.8%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.74	$0.25	$0.99	$1.37	$0.14	$1.51
Diluted	$0.74	$0.25	$0.99	$1.36	$0.14	$1.50

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.00)	$0.00	$—	$(0.06)	$0.06	$—
Diluted	$(0.00)	$0.00	$—	$(0.06)	$0.06	$—

EARNINGS PER SHARE:
Basic	$0.74	$0.25	$0.99	$1.31	$0.20	$1.51
Diluted	$0.73	$0.26	$0.99	$1.30	$0.20	$1.50

AVERAGE SHARES OUTSTANDING:
Basic	277.0		277.0	276.0		276.0
Diluted	278.2		278.2	286.1		286.1

(1)	Charges excluded from “as reported” results for 2008 consist of $101.3 million of restructuring costs, including asset impairment charges, and the associated tax effects, and a $0.5 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2007 consist of $53.7 million of restructuring costs, including asset impairment charges, and the associated tax effects and a $16.5 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	September 30,	September 30,
	2008	2007
Assets:

Cash and cash equivalents	$220.6	$169.5
Accounts receivable, net	1,144.8	1,127.1
Inventories, net	1,060.7	1,000.1
Deferred income taxes	129.6	104.2
Prepaid expenses and other	122.3	169.1

Total Current Assets	2,678.0	2,570.0

Property, plant and equipment, net	656.0	697.4
Goodwill	3,034.8	2,585.8
Other intangible assets, net	656.8	499.4
Other assets	232.7	238.4

Total Assets	$7,258.3	$6,591.0

Liabilities and Stockholders’ Equity:

Accounts payable	$608.1	$619.2
Accrued compensation	112.3	157.6
Other accrued liabilities	797.7	724.7
Income taxes payable	36.1	2.1
Notes payable	27.3	20.5
Current portion of long-term debt	542.4	775.2

Total Current Liabilities	2,123.9	2,299.3

Long-term debt	2,296.7	1,331.8
Deferred income taxes	38.7	30.9
Other non-current liabilities	566.9	765.4

Stockholders’ Equity	2,232.1	2,163.6

Total Liabilities and Stockholders’ Equity	$7,258.3	$6,591.0

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2008	2007
Operating Activities:
Net income	$204.4	$361.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137.5	134.4
Deferred income taxes	23.8	64.4
Non-cash restructuring costs	45.3	10.1
Gain on sale of assets	—	(0.8)
Stock-based compensation expense	27.5	27.9
Loss on disposal of discontinued operations	0.5	16.3
Non-cash income tax benefits	(3.5)	(41.3)
Other	53.9	(2.9)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	36.9	23.9
Inventories	(85.4)	(119.1)
Accounts payable	(44.5)	59.0
Accrued liabilities and other	(151.2)	(77.4)
Discontinued operations	(2.2)	—

Net cash provided by operating activities	$243.0	$456.2

Investing Activities:
Acquisitions, net of cash acquired	$(660.4)	$(101.5)
Capital expenditures	(122.1)	(110.0)
Disposals of non-current assets and sales of businesses	6.4	(3.1)

Net cash used in investing activities	$(776.1)	$(214.6)

Financing Activities:
Proceeds from issuance of debt, net of debt issuance costs	$1,317.6	$354.9
Payments on notes payable and debt	(711.0)	(474.3)
Cash dividends	(176.1)	(176.0)
Proceeds from exercised stock options and other	(2.5)	18.0

Net cash provided by (used in) financing activities	$428.0	$(277.4)

Currency rate effect on cash and cash equivalents	$(3.5)	$4.3

Decrease in cash and cash equivalents	$(108.6)	$(31.5)
Cash and cash equivalents at beginning of period	329.2	201.0

Cash and cash equivalents at end of period	$220.6	$169.5

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)

	Three Months Ended September 30,
	2008	2007
Free Cash Flow (in millions):

Net cash provided by operating activities	$364.3	$283.4
Capital expenditures	(43.9)	(41.0)

Free Cash Flow	$320.4	$242.4

	Nine Months Ended September 30,
	2008	2007
Free Cash Flow (in millions):

Net cash provided by operating activities	$243.0	$456.2
Capital expenditures	(122.1)	(110.0)

Free Cash Flow	$120.9	$346.2

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
(In Millions)

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning, Organization & Décor	$464.7	$48.1	$—	$48.1	10.4%	$457.4	$57.2	$—	$57.2	12.5%	$7.3	1.6%	$(9.1)	(15.9)%
Office Products	421.7	34.5	—	34.5	8.2%	406.3	35.2	—	35.2	8.7%	15.4	3.8%	(0.7)	(2.0)%
Tools & Hardware	290.3	35.1	—	35.1	12.1%	293.9	34.2	—	34.2	11.6%	(3.6)	(1.2)%	0.9	2.6%
Home & Family	257.0	30.6	—	30.6	11.9%	226.8	30.4	—	30.4	13.4%	30.2	13.3%	0.2	0.7%

Restructuring Costs		(18.4)	18.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(18.8)	—	(18.8)			(20.7)	—	(20.7)				1.9	9.2%

Total	$1,433.7	$111.1	$18.4	$129.5	9.0%	$1,384.4	$120.8	$15.5	$136.3	9.8%	$49.3	3.6%	$(6.8)	(5.0)%

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q2:
Cleaning, Organization & Décor	$609.9	$74.5	$—	$74.5	12.2%	$544.4	$81.2	$—	$81.2	14.9%	$65.5	12.0%	$(6.7)	(8.3)%
Office Products	612.9	102.6	—	102.6	16.7%	587.5	109.0	—	109.0	18.6%	25.4	4.3%	(6.4)	(5.9)%
Tools & Hardware	322.3	46.7	—	46.7	14.5%	324.6	47.7	—	47.7	14.7%	(2.3)	(0.7)%	(1.0)	(2.1)%
Home & Family	280.0	27.7	—	27.7	9.9%	236.6	31.3	—	31.3	13.2%	43.4	18.3%	(3.6)	(11.5)%

Restructuring Costs		(69.4)	69.4	—			(15.5)	15.5	—				—	0.0%
Corporate		(21.2)	—	(21.2)			(20.9)	—	(20.9)				(0.3)	(1.4)%

Total	$1,825.1	$160.9	$69.4	$230.3	12.6%	$1,693.1	$232.8	$15.5	$248.3	14.7%	$132.0	7.8%	$(18.0)	(7.2)%

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q3:
Cleaning, Organization & Décor	$570.0	$56.5	$—	$56.5	9.9%	$547.2	$83.7	$—	$83.7	15.3%	$22.8	4.2%	$(27.2)	(32.5)%
Office Products	540.2	61.3	—	61.3	11.3%	544.9	84.2	—	84.2	15.5%	(4.7)	(0.9)%	(22.9)	(27.2)%
Tools & Hardware	331.0	47.0	—	47.0	14.2%	335.9	51.3	—	51.3	15.3%	(4.9)	(1.5)%	(4.3)	(8.4)%
Home & Family	319.1	37.2	—	37.2	11.7%	259.3	37.2	—	37.2	14.3%	59.8	23.1%	—	0.0%

Restructuring Costs		(13.5)	13.5	—			(22.7)	22.7	—				—	0.0%
Corporate		(21.6)		(21.6)			(19.9)	—	(19.9)				(1.7)	(8.5)%

Total	$1,760.3	$166.9	$13.5	$180.4	10.2%	$1,687.3	$213.8	$22.7	$236.5	14.0%	$73.0	4.3%	$(56.1)	(23.7)%

	2008					2007
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income (2)
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
YTD:
Cleaning, Organization & Décor	$1,644.6	$179.1	$—	$179.1	10.9%	$1,549.0	$222.1	$—	$222.1	14.3%	$95.6	6.2%	$(43.0)	(19.4)%
Office Products	1,574.8	198.4	—	198.4	12.6%	1,538.7	228.4	—	228.4	14.8%	36.1	2.3%	(30.0)	(13.1)%
Tools & Hardware	943.6	128.8	—	128.8	13.6%	954.4	133.2	—	133.2	14.0%	(10.8)	(1.1)%	(4.4)	(3.3)%
Home & Family	856.1	95.5	—	95.5	11.2%	722.7	98.9	—	98.9	13.7%	133.4	18.5%	(3.4)	(3.4)%

Restructuring Costs		(101.3)	101.3	—			(53.7)	53.7	—				—	0.0%
Corporate		(61.6)	—	(61.6)			(61.5)	—	(61.5)				(0.1)	(0.2)%

Total	$5,019.1	$438.9	$101.3	$540.2	10.8%	$4,764.8	$567.4	$53.7	$621.1	13.0%	$254.3	5.3%	$(80.9)	(13.0)%

(1)	Charges are related to restructuring.

(2)	Excluding restructuring charges.

Newell Rubbermaid Inc.
Three Months Ended September 30, 2008
In Millions
     Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment

Cleaning, Organization & Décor	$570.0	$(2.4)	$567.6	$547.2	3.7%	4.2%	0.4%
Office Products	540.2	(11.4)	528.8	544.9	(3.0)%	(0.9)%	2.1%
Tools & Hardware	331.0	(6.7)	324.3	335.9	(3.5)%	(1.5)%	2.0%
Home & Family	319.1	(1.5)	317.6	259.3	22.5%	23.1%	0.6%

Total Company	$1,760.3	$(22.0)	$1,738.3	$1,687.3	3.0%	4.3%	1.3%

By Geography

United States	$1,224.3	$—	$1,224.3	$1,224.3	0.0%	0.0%	0.0%
Canada	113.5	(1.8)	111.7	116.4	(4.0)%	(2.5)%	1.5%

North America	1,337.8	(1.8)	1,336.0	1,340.7	(0.4)%	(0.2)%	0.1%

Europe	254.1	(11.6)	242.5	221.2	9.6%	14.9%	5.2%
Central & South America	77.7	(5.5)	72.2	66.7	8.2%	16.5%	8.2%
All Other	90.7	(3.1)	87.6	58.7	49.2%	54.5%	5.3%

Total Company	$1,760.3	$(22.0)	$1,738.3	$1,687.3	3.0%	4.3%	1.3%

Newell Rubbermaid Inc.
Nine Months Ended September 30, 2008
In Millions
     Currency Analysis

	2008			2007	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
By Segment

Cleaning, Organization & Décor	$1,644.6	$(18.5)	$1,626.1	$1,549.0	5.0%	6.2%	1.2%
Office Products	1,574.8	(57.6)	1,517.2	1,538.7	(1.4)%	2.3%	3.7%
Tools & Hardware	943.6	(29.0)	914.6	954.4	(4.2)%	(1.1)%	3.0%
Home & Family	856.1	(11.2)	844.9	722.7	16.9%	18.5%	1.5%

Total Company	$5,019.1	$(116.3)	$4,902.8	$4,764.8	2.9%	5.3%	2.4%

By Geography

United States	$3,470.3	$—	$3,470.3	$3,480.5	(0.3)%	(0.3)%	0.0%
Canada	319.2	(24.5)	294.7	308.2	(4.4)%	3.6%	7.9%

North America	3,789.5	(24.5)	3,765.0	3,788.7	(0.6)%	0.0%	0.6%

Europe	770.5	(62.6)	707.9	635.1	11.5%	21.3%	9.9%
Central & South America	210.3	(15.0)	195.3	183.4	6.5%	14.7%	8.2%
All Other	248.8	(14.2)	234.6	157.6	48.9%	57.9%	9.0%

Total Company	$5,019.1	$(116.3)	$4,902.8	$4,764.8	2.9%	5.3%	2.4%

Newell Rubbermaid
Brands That Matter

Q3 2008 Earnings Call Presentation

October 30, 2008

Q3 2008 Earnings Call Presentation October 30, 2008

the statements in this presentation that are not historical in nature constitute forward-looking statements. These forward- looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, capital and other expenditures, cash flow, dividends, restructuring costs, costs and cost savings, inflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as "anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in light of the global economic slowdown; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to refinance short term debt on terms acceptable to us, particularly given the recent turmoil and uncertainty in the global credit markets; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the risks inherent in our foreign operations and those factors listed in the company's most recent quarterly report on Form 10-Q, and Exhibit 99.1, filed with the Securities and Exchange Commission. Forward-Looking Statement

"Normalized" EPS of $0.36 Above Guidance ($0.31 to $0.35) Operating Cash Flow of $364 million in Line with Back Half Guidance Cash and Liquidity Positions are Strong and Provide Added Flexibility During this Very Challenging Environment Integration of Technical Concepts and Aprica Acquisitions on Track Q3 2008 Highlights

Net sales growth of 4.3% and internal sales growth of 0.4% Double-digit growth in the Baby & Parenting Essentials and Culinary Lifestyles businesses and high single-digit growth in the Rubbermaid Food business offset softness in the domestic Office Products, Tools & Hardware, Rubbermaid Home Products and Decor businesses Gross margin declined 300 basis points to 32.6% Favorable pricing and savings from Project Acceleration were more than offset by significant increases in cost inflation, particularly resin and sourced finished goods, and unfavorable mix Increase of $30 million in SG&A Acquisitions, currency and brand building drove the increase Operating income excluding charges declined $56 million, or 24% "Normalized" EPS of $0.36 is ahead of guidance Operating cash flow of $364 million driven by improvements in working capital and reversal of accrued liability timing issues which offset the decline in operating profit Q3 2008 Financial Summary

FY 2008 Guidance

	July Guidance [1]	Current Guidance [2]
Net Sales Growth	+6 to +8%	+3 1/2 to +4%
Internal Sales Growth [3]	+2 to +4%	Approximately Flat
Foreign Currency Benefit	+2.5%	+0.5%
Gross Margin Expansion	-100 to -175 bps	-120 to -160 bps
"Normalized" EPS [4]	$1.40 to $1.60	$1.40 to $1.45
Cash Flow from Operations	$350 to $400 million	$375 to $400 million
Capital Expenditures	$160 to $180 million	$160 to $170 million

[1] Reflects guidance communicated in Q2 2008 Earnings Release and Earnings Call

[2] Reflects guidance communicated in Q3 2008 Earnings Release and Earnings Call

[3] Excludes impact of significant acquisitions

[4] See reconciliation on page 11

5

FY 2008 Guidance

Q4 2008 Guidance

Newell Rubbermaid
Brands That Matter

Net Sales Growth	Flat to -2%
Internal Sales Growth [1]	-4% to -6%
Foreign Currency Impact	-4.0%
"Normalized" Earnings Per Share [2]	$0.29 to $0.34

[1] Excludes impact of significant acquisitions

[2] See reconciliation on page 12

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock

6

Q4 2008 Guidance

EPS Walk: Previous to Current Guidance

Newell Rubbermaid
Brands That Matter

	FY 2008
Previous "Normalized" EPS Guidance [1]	$1.40 - $1.60
Raw material inflation	$0.15
Core sales softness	($0.07)
Manufacturing Volume and mix	($0.12)
Foreign currency	($0.03)
Current "Normalized" EPS Guidance [1]	$1.40 to $1.45

[1] Excludes Project Acceleration restructuring costs and related impairment charges and other one-time events

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPERMATE LEVOLOR PARKER DYMO Amerock

7

EPS Walk: Previous to Current Guidance

Appendix

Newell Rubbermaid
Brands That Matter

[1] Restructuring costs include impairment charges
[2] For 2008, "one-time events" included the net of tax impact of the company's $52M purchase of a call option with respect to Reset notes and a tax benefit of $3.5M. For 2007, "one-time events" consisted of a tax benefit of $39.4M.

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock
9

Reconciliation: Q3 2007 and Q3 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q3 YTD 2008	Q3 YTD 2007
Diluted earnings per share from continuing operations (as reported):	$0.74	$1.36
Project Acceleration restructuring costs [1]	$0.25	$0.14
Diluted earnings per share from continuing operations (excluding charges):	$0.99	$1.50
One-time events [2]	$0.12	($0.15)
"Normalized" EPS:	$1.11	$1.35

[1] Restructuring costs include impairment charges

[2] For 2008, "one-time events" included the net of tax impact of the company's $52M purchase of a call option with respect to Reset notes and a tax benefit of $3.5M. For 2007, "one-time events" consisted of tax benefits of $41.3M.

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX PAPER:MATE LEVOLOR PARKER DYMO Amerock 10

Reconciliation: Q3 YTD 2007 and Q3 YTD 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Current	Previous (July)
Diluted earnings per share from continuing operations (as reported):	$0.82 - $0.91	$0.78 - $0.91
Project Acceleration restructuring costs [1]	$0.40 - $0.53	$0.46 - $0.59
Diluted earnings per share from continuing operations (excluding charges):	$1.28 - $1.33	$1.27 - $1.47
One-time events [2]	$0.12	$0.13
"Normalized" EPS:	$1.40 to $1.45	$1.40 - $1.60

[1] Restructuring costs include impairment charges
[2] "One-time events" in Current Guidance includes the net of tax impact of the company's $52M purchase of a call option with respect to Reset notes and a tax benefit of $3.5M. "One-time events" in Previous (July) Guidance did not include the $3.5M tax benefit.

11

Reconciliation: Current and Previous Guidance for FY 2008 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q4 2008	Q4 2007
Diluted earnings per share from continuing operations (as reported)	$0.08 - $0.13	$0.36
Project Acceleration restructuring costs [1]	$0.15 - $0.28	$0.11
Diluted earnings per share from continuing operations (excl. charges)	$0.29 - $0.34	$0.47
One-time events	$0.00	$0.00
"Normalized" EPS	$0.29 - $0.34	$0.47

[1] Restructuring costs include impairment charges

12

Reconciliation: Q4 2008 Guidance and Q4 2007 "Normalized" EPS

Newell Rubbermaid
Brands That Matter

	Q3 2008	Q3 2007
Operating Income (as reported):	$166.9	$213.8
Project Acceleration restructuring costs [1]	$13.5	$22.7
Operating Income (excluding charges):	$180.4	$236.5

[1] Restructuring costs include impairment charges

13

Reconciliation: Q3 2007 and Q3 2008 Operating Income to Operating Income Excluding Charges